Exhibit (a.1)


                             ARTICLES SUPPLEMENTARY
                                       OF
                              LEBENTHAL FUNDS, INC.


      Lebenthal Funds, Inc., a Maryland Corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies to the Department of Assessments and Taxation of Maryland that:

      (1) The following is a description of the stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, as set and changed by the board of directors:

            The Corporation's stock is allocated to three series of stock (each a "Series") - the Lebenthal New York Municipal Bond Fund (the "New York Portfolio"), the Lebenthal New Jersey Municipal Bond Fund (the "New Jersey Portfolio"), and the Lebenthal Taxable Municipal Bond Fund (the "Taxable Portfolio"). Each Series is authorized to issue 4,000,000,000 shares of stock and each Series is authorized to issue Class A and Class B shares. Each share in a Series, regardless of class, will represent an interest in the same portfolio of investments and will have identical voting (unless by law certain matters must be approved by the affected class), dividend, liquidation and other rights, preferences, powers, restrictions, limitations and terms and conditions as set forth in the Corporation's Articles of Incorporation, except that (i) Class A and Class B shares of a Series will have different designations; (ii) under the Rule 12b-1 Distribution and Service Plans and related agreements, (a) the Class A shares of each Series will be assessed a service fee of 0.25% of their respective average daily net assets (the New Jersey and Taxable Portfolios will also be entitled to receive a reimbursement of up to .10% of their respective average daily net assets for distribution, promotional and advertising costs) and (b) the Class B shares of each Series will be assessed a service fee of 0.25% and an asset based sales charge of 0.75% of the Class B shares' average daily net assets; (iii) the exchange privilege will permit stockholders to exchange their shares only for shares of the same class of designated funds listed as an exchange fund in the current Registration Statement of the Corporation; however, the Class B shares are not currently eligible to participate in the exchange privilege; and (iv) the Class B shares will automatically convert to Class A shares in eight years from the date of purchase, subject to the conditions and restrictions in the current Registration Statement.

      (2) The Corporation's stock has been reclassified by the Corporation's board of directors under the authority contained in Article Fifth of the Corporation's Articles of Incorporation.

      IN WITNESS WHEREOF, Lebenthal Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries, on November 14, 2001.

                                    LEBENTHAL FUNDS, INC.



                                    By: /s/ Alexandra Lebenthal
                                        -----------------------
                                        Name:  Alexandra Lebenthal
                                        Title: President

ATTEST:

/s/ Gregory Serbe
------------------------------
Name:  Gregory Serbe
Title: Secretary



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



      THE UNDERSIGNED, President of Lebenthal Funds, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and in all material respects, under the penalties of perjury.


                                    LEBENTHAL FUNDS, INC.



                                    By: /s/ Alexandra Lebenthal
                                        -----------------------
                                        Name:  Alexandra Lebenthal
                                        Title: President



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